Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. Sec.1350, AS ADOPTED PURSUANT TO Sec.906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K/A of Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), for the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Neil M. Leibman, Chief Executive Officer of the Company, and Jaleea P. George, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec.1350, as adopted pursuant to Sec.906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil M. Leibman

Neil M. Leibman
Chief Executive Officer
(Principal Executive Officer)

Dated: December 6, 2018

/s/ Jaleea P. George

Jaleea P. George,
Chief Financial Officer
(Principal Financial Officer)

Dated:  December 7, 2018

A signed original of this written statement required by Sec. 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Report pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Sec. 18 of the Securities Exchange Act of 1934, as amended.